Exhibit 10.4

CANCELLATION AND EXCHANGE AGREEMENT

THIS CANCELLATION AND EXCHANGE AGREEMENT (this “Agreement”), is entered into effective as of April 20, 2018, among FC Global Realty Incorporated, a Nevada corporation (the “Company”), and Opportunity Fund I-SS, LLC, a Delaware limited liability company (the “Investor”). The Company and the Investor are collectively referred to in this Agreement as the “Parties,” and each a “Party.”

RECITALS

A.          On December 22, 2017, the Investor and the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Investor may invest up to $15,000,000 in the Company in a series of closings, in exchange for which the Investor will receive shares of the Company’s newly designated Series B Preferred Stock at a purchase price of $1.00 per share.

B.          The Company and the Investor completed the first closing under the Purchase Agreement on December 22, 2017, pursuant to which the Investor provided $1,500,000 to the Company in exchange for 1,500,000 shares of the Company’s Series B Preferred Stock.

C.          On January 24, 2018, the Company and the Investor completed a second closing under the Purchase Agreement, pursuant to which the Investor provided $2,225,000 to the Company in exchange for 2,225,000 shares of the Company’s Series B Preferred Stock.

D.          Subject to the Company obtaining the Stockholder Consent (as defined below) and filing with the SEC and mailing the definitive Information Statement (as defined below) to the Company’s Stockholders and each such being in full force and effect, subject to the terms of the Purchase Agreement the Investor will invest (the “Additional Investment”) an additional $2,000,000 and will receive an additional 2,000,000 shares of Series B Preferred Stock pursuant to the Purchase Agreement.

E.          It is a condition to the Additional Investment that the parties enter into this Agreement pursuant to which (1) the Investor will cancel 95,770 shares of the Company’s Series A Preferred Stock held by the Investor (the “Series A Shares”) concurrently with and subject to (2) the Company issuing to the Investor 5,382,274 shares of common stock (the “Common Shares”) subject to the Company obtaining Shareholder Approval (as defined below).

F.          The Company has delivered to the Investor a copy of the consent of the board of directors of the Company with respect to the authorization and approval of this Agreement and the performance by the Company of its obligations under this Agreement and such consent is in full force and effect.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned do hereby agree as follows:

1.          Cancellation of Series A Shares.

(a)          Investor hereby agrees to surrender the Series A Shares to the Company free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature, in each case, to the extent incurred by the Investor or any of its assignees (collectively, “Claims”) for cancellation concurrently with, and against delivery of, the issuance of the Common Shares pursuant to Section 2 hereof (it being acknowledged that any rights of the Company to or with respect to any of the Series A Shares other than under this Agreement, shall not be a “Claim”). After such cancellation and receipt of the Common shares by Investor or its assignees, Investor acknowledges and agrees that all such Series A Shares shall no longer be outstanding, and Investor shall have no further rights with respect to the Series A Shares or the equity ownership in the Company represented thereby.

(b)          Investor hereby represents and warrants that Investor owns the Series A Shares beneficially and of record, free and clear of all Claims other than Claims in favor of the Company or any assignee of the Company under this Agreement or otherwise. Investor has never transferred or agreed to transfer the Series A Shares, other than pursuant to this Agreement. There is no restriction affecting the ability of Investor to transfer the legal and beneficial title and ownership of the Series A Shares to the Company for cancellation other than restrictions, if any, in favor of the Company or any assignee of the Company. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by Investor will conflict with or result in any violation of any agreement, judgment, decree, order, statute or regulation applicable to Investor, or any breach of any agreement to which Investor is a party, or constitute a default thereunder, or result in the creation of any Claim of any kind or nature on, or with respect to Investor or Investor’s assets.

(c)          At the request of the Company and without further consideration, Investor will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to effectively transfer, convey and assign to the Company for cancellation the Series A Shares.

2.          Issuance of Common Shares.

(a)          As soon as practicable after obtaining Stockholder Approval (as defined below) and in any event within three (3) business days of obtaining Stockholder Approval, the Company shall irrevocably instruct its transfer agent to issue to the Investor the Common Shares. The Investor acknowledges that the Common Shares constitute restricted shares and will contain a customary legend referring to transfer restrictions under the Securities Act of 1933, as amended. The Company represents and warrants to the Investor that, upon issuance of the Common Shares in accordance with this Agreement, the Common Shares will be duly issued, fully paid and nonassessable.

(b)          The Company agrees that the Common Shares shall constitute “Registrable Securities” under the Registration Rights Agreement between the Company and the Investor, dated December 22, 2017 and the Company shall use commercially reasonable efforts to promptly amend the Registration Statement filed by the Company on January 23, 2018 (the “Investor Registration Statement”) to include in the Investor Registration Statement the Common Shares and any other shares of Common Stock of the Company that are issuable to the Investor upon conversion of Series B Preferred Stock of the Investor that are not already included in the Investor Registration Statement.

3.          Stockholder Approval.

(a)          The rules and regulations of The Nasdaq Stock Market require approval from the Company’s stockholders prior to the issuance of the Common Shares because the Common Shares when taken together with the shares of common stock of the Company underlying Series B Preferred Stock held by the Investor and other shares of Common Stock held by the Investor are in excess of 19.99% of the Company’s issued and outstanding Common Stock on the date hereof.

(b)          The Company has obtained the irrevocable written consent of at least a majority of the stockholders of the Company (excluding the Investor) that is final and binding (the “Stockholder Consent”) approving the issuance of the Common Shares (including any other Common Shares that the Investor has acquired or has a right to under any other stock of the Company) and the issuance of the Company’s Common Stock upon conversion of all of the Series B Preferred Stock held by the Investor or issuable under the Purchase Agreement. The Company has delivered to the Investor a copy of the Stockholder Consent. The Stockholder Consent shall become effective on the 20th day following the filing and mailing of the definitive Information Statement at which time stockholder approval of such issuances shall become effective (“Stockholder Approval”). The Company represents and warrants that the Stockholder Approval is final, irrevocable and binding subject only the passage of time and no other conditions.

(c)          On the date hereof, and as a condition to the effectiveness of this Agreement, the Company shall file with the Securities and Exchange Commission (the “SEC”) an Information Statement on Schedule 14C (the “Information Statement”), a copy of which has been delivered to the Investor. The Company shall use commercially reasonable efforts to promptly respond to any comments of the SEC and to file with the SEC a definitive Information Statement as soon as possible under SEC rules and regulations. The Company will promptly provide to Investor a copy of all correspondence with the SEC regarding such comments and responses.

4.          Additional Investment. Promptly following the filing of the definitive Information Statement with the SEC and mailing of the definitive Information Statement to the stockholders of the Company, and in any event within three (3) days thereafter, if the Stockholder Approval is final, irrevocable and binding subject only the passage of time and no other conditions, the Investor shall purchase 2,000,000 shares of Series B Preferred Stock for $2,000,000 using the monies currently held in escrow, which purchase shall be subject to the conditions of the Purchase Agreement. For the avoidance of doubt, the Additional Investment is mandatory and not at the discretion of the Investor so long as the other conditions precedent under the Purchase Agreement are satisfied and subject to the Investor Directors being appointed to the board of directors of the Company. Notwithstanding anything to the contrary contained in the Purchase Agreement, the Investor agrees that the Company may use the Additional Investment in accordance with the terms of a written budget that will be mutually agreed upon by the Company and the Investor.

5.          Amendment to Voting Agreements.

(a)          On December 22, 2017, First Capital Real Estate Operating Partnership, LP, Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror entered into a shareholder voting support and confidentiality agreement (the “Voting Agreement”) pursuant to which, among other things, such persons agreed to vote in favor of (or execute written consents in favor of) the transactions contemplated by the Purchase Agreement and the issuance of all securities thereunder, including the issuance of the Company’s Common Stock upon conversion of the Series B Preferred Stock held by the Investor. On the date hereof, and as a condition to the effectiveness of this Agreement, the parties to the Voting Agreement are entering into Amendment No. 1 to the Voting Agreement in the form of Exhibit A to this Agreement pursuant to which, among other things, the parties thereto agree to (i) vote in favor of (or execute written consents in favor of) the transactions contemplated by this Agreement, including, without limitation, the issuance of the Common Shares to the Investor, and (b) amend the termination provisions of the Voting Agreement as set forth in Exhibit A.

6.          Solicitation of Additional Capital. Immediately following the execution of this Agreement, the Investor will request that its placement agent continue soliciting investors for capital to be invested in the Investor. The use of any such proceeds raised will be to make additional investments in the Company subject to the terms and conditions of the Purchase Agreement and all related agreements including the solicitation materials that were used by the Investor and including that any such investment is within the Investor’s sole discretion. The Investor hereby confirms to the Company that fund-raising efforts are ongoing subject to termination by the Investor or its placement agent. The Company acknowledges that there is no assurance that any additional funds will be raised by the Investor or that the Investor will make any additional Investments in the Company, except for the Additional Investment as described in Section 4 above which will be made subject to the conditions in the Purchase Agreement being satisfied.

7.          Appointment of Investor Designees. As soon as the Investor identifies two director nominees (“Investor Directors”) to the Company, the Company’s nominating committee will commence its customary vetting process. On or prior to the time that the Additional Investment is made, and to comply with the obligations of the Company to the Investor, the Company shall appoint to its board of directors the Investor Directors.

8.          Amendment to Section 4.6 of the Purchase Agreement. The Parties hereby amend Section 4.6 of the Purchase Agreement, which is captioned “Amendment to Series A Certificate of Designation” to remove such Section and insert in its place “[intentionally omitted].” For the avoidance of doubt, from and after the date hereof the Company shall have no obligation to amend the Certificate of Designation of the Series A Preferred Stock to reduce the conversion price thereof as specified in Section 4.6 of the Purchase Agreement.

9.          Representations and Warranties of the Parties.

(a)          The Investor represents and warrants to the Company as follows:

(i)          The Investor is a limited liability company that is validly existing and in good standing under the laws of its state of organization. The Investor has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Investor and no other action is necessary on the part of the Investor to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

(ii)          Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Investor is a party or by which it is bound or to which any of its assets is subject.

(iii)          The execution and delivery of this Agreement by the Investor does not, and the performance of this Agreement by the Investor will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity.

(b)          The Company represents and warrants to the Investor as follows:

(i)           The Company is a corporation that is validly existing and in good standing under the laws of its state of Nevada. The Company has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no other action is necessary on the part of the Company to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

(ii)           Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject.

(iii)          The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity.

10.          Miscellaneous.

(a)          Fees and Expenses. Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(b)          Entire Agreement. This Agreement, together with the exhibits hereto, contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

(c)          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective if given in accordance with the Purchase Agreement.

(d)          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right.

(e)          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party. This Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(f)          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(g)          Mediation; Arbitration and Governing Law. In the event of a dispute between any of the Parties arising under or relating in any way whatsoever to this Agreement, the disputing Parties shall attempt to resolve it through good faith negotiation. If the dispute is not resolved through such negotiation, then the disputing Parties shall attempt to resolve it through mediation in the State of New York, USA, with a neutral, third-party mediator mutually agreed upon by the disputing Parties. Unless otherwise agreed by the disputing Parties, the costs of mediation shall be shared equally. If the dispute is not resolved through mediation, then upon written demand by one of the disputing Parties it shall be referred to a mutually agreeable arbitrator. The arbitration process shall be conducted in accordance with the laws of the United States of America and the State of New York, except as modified herein. Venue for the arbitration hearing shall be the State of New York, USA. All remedies, legal and equitable, available in court shall also be available in arbitration. The arbitrator’s decision shall be final and binding, and judgment may be entered thereon in a court of competent jurisdiction. This Agreement shall be interpreted and enforced in accordance with the laws of the United States of America and the State of New York, without regard to conflict of law principles thereof.

(h)          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or e-mail transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail signature page were an original thereof.

(i)          Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(j)          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Cancellation and Exchange Agreement to be executed as of the date first above written.

COMPANY:

FC GLOBAL REALTY INCORPORATED

By:	/s/ Vineet Bedi
Name: Vineet Bedi
Title: Chief Executive Officer and President

INVESTOR:

OPPORTUNITY FUND I-SS, LLC

BY: OP FUND I MANAGER, LLC

By:	/s/ Kristen Pigman
Name: Kristen Pigman
Title: Director

EXHIBIT A

Amendment No. 1 to Voting Agreement

(See Attached)

AMENDMENT NO. 1 TO SHAREHOLDER VOTING SUPPORT AND CONFIDENTIALITY AGREEMENT

AMENDMENT NO. 1 TO SHAREHOLDER VOTING SUPPORT AND CONFIDENTIALITY AGREEMENT, dated April 20, 2018 (the “Amendment”), by and among Opportunity Fund I-SS LLC (“OFI”) and those holders of securities of FC Global Realty Incorporated, a Nevada corporation (the “Company”), listed on the signature page hereto (each a “Securityholder” and collectively, the “Securityholders”).

RECITALS

A.          The Company and OFI have entered into a Securities Purchase Agreement, dated December 22, 2017 (the “Purchase Agreement”), pursuant to which OFI will invest certain funds in the Company in exchange for shares of the Series B Preferred Stock, par value $.01 per share, of the Company (the “Series B Stock”), which will be convertible into shares of the Common Stock, par value $.01 per share, of the Company (the “Common Stock”).

B.          In connection with and as a condition to the consummation of the transactions contemplated by the Purchase Agreement, on December 22, 2017, OFI and the Securitiyholders entered into a Shareholder Voting Support and Confidentiality Agreement (the “Voting Agreement”).

C.         On the date hereof, OFI and the Company are entering into a Cancellation and Exchange Agreement (the “Cancellation Agreement”) and, it is a condition to the effectiveness of the Cancellation Agreement that OFI, the Company and the Securityholders enter into this Amendment pursuant to which, among other things, the Securityholders agree to vote in favor of (or take action by written consent in favor of) the issuance of the Common Shares to OFI and the consummation of the other transactions contemplated by the Cancellation Agreement.

D.         Pursuant to Section 10(l) of the Voting Agreement, the Voting Agreement may be amended by the parties thereto by an instrument in writing signed OFI and the Securityholders.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          Definitions. Capitalized terms used, but not otherwise defined, in this Amendment, have the meanings ascribed to them in the Cancellation Agreement or in the Voting Agreement as applicable.

2.          Amendment to Section 1. Section 1 of the Voting Agreement is hereby amended and restated in their entirety as follows:

“SECTION 1.      Securityholder Meetings; Voting. Each Securityholder hereby agrees that from and after the date hereof and until this Agreement is terminated in accordance with Section 8, such Securityholder shall appear in person or by proxy at any meeting of the Securityholders of the Company called for purposes, and any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the Securities Purchase Agreement or the transactions contemplated by the Securities Purchase Agreement is sought by the Company and approved by the board of directors of the Company and recommended to the Securityholders of the Company by the board of directors that include any of the following: (i) the adoption of the Securities Purchase Agreement or the Cancellation Agreement and the transactions contemplated by the Securities Purchase Agreement and the Cancellation Agreement, (ii) the approval of issuance of shares of Series B Stock as contemplated by the Securities Purchase Agreement, (iii) the approval of the Common Shares as contemplated by the Cancellation Agreement, and (iv) the approval of issuance of shares of Common Stock upon conversion of shares of Series B Stock issued pursuant to the Securities Purchase Agreement.

Each Securityholder hereby agrees that from and after the date hereof and until this Agreement is terminated in accordance with Section 8, such Securityholder shall exercise all of his, her or its rights as a holder of securities of the Company to vote as follows to the extent that the following are approved by the board of directors of the Company and recommended to the Securityholders of the Company: (i) in favor of the adoption of the Securities Purchase Agreement and the Cancellation Agreement and the approval of the transactions contemplated by the Securities Purchase Agreement and the Cancellation Agreement; (ii) in favor of any proposal seeking approval for the issuance to OFI or its designees of the Common Shares pursuant to the Cancellation Agreement and Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, in order that any shares of Series B Stock issued by the Company to OFI or its designees under the Securities Purchase Agreement can be immediately converted into Common Stock (the “20% Proposal”); (iii) against any proposal made in opposition to, or in competition with, the matters set forth in (i) or (ii) above; and (v) against any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the adoption of the Securities Purchase Agreement and the Cancellation Agreement and approval of the transactions contemplated by the Securities Purchase Agreement and the Cancellation Agreement at any meeting of the Securityholders of the Company. In addition, from and after a Date of Default (as defined below) each Security holder will vote the Required Percentage of voting power under securities held by such Securityholder in favor of every proposal that is proposed by a majority of the holders of the Series B Stock (a “Stock B Proposal”) as conclusively evidenced on a nonexclusive basis by a statement to such effect in a proxy or other instrument soliciting the consent of any of the Securityholders and shall vote the Required Percentage of voting power under securities held by such Securityholder against any proposal that is adverse to any such Stock B Proposal. It is the intention of this paragraph that each Securityholder shall be obligated to vote in accordance with the above regardless of the particular wording of any proposal put forth to the Securityholders of the Company, in a manner consistent with the purpose of authorizing the Securities Purchase Agreement, the Cancellation Agreement and the issuance to OFI or its designees of shares of Common Stock of the Company having the maximum voting power as is contemplated by the Securities Purchase Agreement and the Cancellation Agreement.

For the purposes of this Agreement, the term (1) “Date of Default” shall mean the date that either (A) there is any material default by the Company under the terms of the Securities Purchase Agreement or the Cancellation Agreement that is not cured within thirty (30) days after receipt by the Company of written notice from OFI that provides in reasonable detail a description of the breach, or (B) any failure of the 20% Proposal to be approved by the stockholders of the Company on or prior to March 31, 2018; and (2) “Requisite Percentage” means the percentage of voting power of a Securityholder that is equal to the quotient of (A) the number of shares into which the Series B Stock is convertible without giving effect to any restrictions on conversion thereof, divided by (B) the sum of (i) the number of shares of the Common Stock of the Company outstanding plus (ii) the number of shares of Common Stock underlying the outstanding Series B Stock.”

3.          Amendment to Section 8. Section 8 of the Voting Agreement is hereby amended and restated in its entirety as follows:

“SECTION 8.     Termination.

(a) This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of the following:

(i) the first Business Day following the date of the approval of the 20% Proposal by the Company’s stockholders;

(ii) the mutual written consent of the Note Holders and the Securityholders; or

(iii) December 31, 2018.

(b) Except as set forth in Section 8(c), upon termination of this Agreement, except in the case of liability for any willful breach by any party to this Agreement prior to termination from which liability termination shall not relieve any such party, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person or entity in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise.

(c) Section 4 of this Agreement shall survive the termination of this Agreement until the first anniversary of the date of this Agreement. Section 8 of this Agreement shall survive the termination of this Agreement indefinitely.”

4.          Effect of Amendment. Except as amended as set forth above, the Voting Agreement shall continue in full force and effect.

5.          Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.          Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

OPPORTUNITY FUND I-SS LLC

BY: OP FUND I MANAGER, LLC

By:
Name: Kristen Pigman
Title: Director

SECURITYHOLDERS:

FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, LP

By: First Capital Real Estate Trust Incorporated, its general partner

By:
Name: Suneet Singal
Title: Chief Executive Officer

Yoav Ben-Dror

Dolev Rafaeli

Dennis M. McGrath